KEYBANK NATIONAL ASSOCIATION
                                  MORTGAGE NOTE

BORROWER:  VICON INDUSTRIES, INC.

PRINCIPAL:     $1,200,000                          Date:  October 12, 1999


PROMISE TO PAY: The undersigned (the "Borrower"), jointly and severally if more than one signer, does hereby promise to pay to the order of KEYBANK NATIONAL ASSOCIATION (the "Bank") at its offices at 1377 Motor Parkway, Islandia, New York 11788, or at any of its branches, the sum of ONE MILLION TWO HUNDRED THOUSAND ($1,200,000) DOLLARS plus interest thereon, from the date hereof in the manner set forth below.

COMPUTATION OF INTEREST: Interest on the outstanding principal balance of this Note shall be computed on the basis of "a 360-day year for the actual number of days elapsed" (such phrase, as used throughout this Note shall mean that in computing interest for the subject period, the interest rate shall be multiplied by a fraction, the denominator of which is 360 and the numerator of which is the actual number of days elapsed from the date of the first disbursement of the Loan or the date of the preceding interest and/or principal due date, as the case may be, to the date of the next interest and/or principal due date). Interest shall accrue until the date of receipt of payment.

RATE AND PAYMENT: The unpaid principal balance hereof shall bear interest at a variable rate equal to, at Borrower's option, either (i) the 30, 60, or 90 day LIBOR Rate (at Borrower's option) plus One Hundred (100) Basis Points, or (ii) the Prime Rate minus one hundred sixty (160) Basis Points, payable monthly on the first day of the first month following the date hereof and on the first day of each month thereafter until this Note is paid in full. The option selected by Borrower shall be the applicable "Interest Rate" for such Interest Period (hereinafter defined).

"LIBOR Rate" shall mean the rate of interest per annum (rounded upwards if necessary to the nearest 1/16 of 1%) that is equal to the rate quoted by the Bank, or its successors or assigns, for a LIBOR Period of one (1) month, two (2) months or three (3) months (each, a "LIBOR Period"), as adjusted for statutory requirements, two (2) Business Days prior to the first day of the Interest Period for which the LIBOR Rate is calculated, for the offering to leading banks in the London interbank market of U.S. dollar deposits in immediately available funds, for a period, and in an amount, comparable to such Interest Period (hereinafter defined) and principal amount of the Loan which shall be outstanding during such Interest Period.

"Interest Period" means each period during which the Interest Rate is a LIBOR Rate, commencing on the date the Loan bears such LIBOR Rate based Interest Rate and ending, as Borrower has elected, on the 30th, 60th, or 90th day thereafter, providing that no Interest Period shall extend beyond the Maturity Date.

"LIBOR Loan" means this Loan when the interest rate therefor is determined on the basis of a LIBOR Rate.

"Prime Rate shall mean that rate set forth in Federal Reserve Publication H15(519) under the heading "Prime Interest Rate". If such rate does not appear in the Federal Reserve Publication H15(519) the rate shall be the Prime Rate as published in the "Money Rates" column of the Wall Street Journal. Each change in the Interest Rate shall take effect simultaneously with the corresponding change in the Prime Rate. The Prime Rate may not be the lowest rate of interest charged by the Bank for commercial or other extensions of credit.

"Prime Rate Loan" means this Loan when the interest rate therefor is determined on the basis of the Prime Rate.

The term "Business Day" means any day other than (i) Saturday or Sunday; or (ii) a day on which commercial banks in New York are authorized to close.

In the event Borrower elects a LIBOR Rate based Interest Rate for an Interest Period, Borrower shall select an Interest Period of a duration in accordance with the definition of Interest Period above, except that if an Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next Business Day, unless such Business Day would fall in the next calender month, in which event such Interest Period shall end on the immediately preceding Business Day. Any Interest Period which would otherwise extend beyond the Maturity Date shall end on the Maturity Date.

Upon the expiration of an Interest Period bearing a LIBOR Rate based Interest Rate, the Loan shall be automatically converted to a "Prime Rate Loan" unless Borrower shall have notified the Bank of its intention to continue such LIBOR Rate or elect a different LIBOR Rate at least two (2) Business days prior to the end of the Interest Period and subject to the following conditions and to the terms and conditions of this Note:

               (i) the Interest Rate on the Loan may not be converted to a LIBOR Rate less than one month before the Maturity Date;

               (ii) the Loan may be converted to a Prime Rate Loan only on the last day of an Interest Period;

               (iii) if the Loan is a Prime Rate Loan, the Loan may be converted to a LIBOR Loan only upon at least two (2) Business Day's prior notice to the Bank;

               (iv) the Loan may not be converted to a LIBOR Loan during the occurrence and continuance of an Event of Default; and

               (v) the Interest Period selected shall apply to the entire Loan balance for such Interest Period.

        In the event that the LIBOR Rate quoted by the Bank, its successors or assigns, is no longer available, the Interest Rate shall automatically convert to the Prime Rate minus one hundred sixty (160) Basis Points.

The LIBOR Rate may not be the lowest rate of interest charged by the Bank for commercial or other extensions of credit. Each change in the applicable LIBOR Rate shall effect a simultaneous and corresponding change in the interest rate hereunder without notice to the Borrower. Interest shall be calculated on a three hundred sixty (360) day year and actual number of days elapsed.

Principal repayment shall begin on December 1, 1999 when Borrower shall begin making equal consecutive monthly installments of principal, each in an amount sufficient to fully amortize the outstanding principal balance hereof over an one hundred fifty-nine (159) month period, plus accrued interest at the Interest Rate. On February 1, 2008 (the "Maturity Date") (or such earlier date in the event Borrower defaults hereunder), the entire unpaid principal balance of this Note and all accrued but unpaid interest and any other sums due hereunder shall be due and payable.

Each installment payment shall be applied first to interest at the Interest Rate with the balance, if any, applied to principal. If any monthly installment payment is insufficient to pay the interest due at the Interest Rate, KeyBank will notify the Borrower of the amount of additional interest due and the Borrower will remit said sum to KeyBank or KeyBank shall offset such amount (as hereinafter provided) within five (5) business days.

PREPAYMENT: The Loan may be prepaid in whole or in part in multiples of at least $100,000 on the first of each month following not less than ten (10) days prior written notice, provided Borrower is not then in default beyond any applicable cure period.

Partial prepayment shall be credited in inverse order of maturity. Prepayments of borrowings covered by an interest rate swap agreement or other rate protection mechanism may require termination or adjustment of the swap and will be subject to the terms and conditions of the swap agreement with respect to prepayment/termination.

DEFAULT INTEREST RATE: After maturity hereof (whether by acceleration or otherwise) the principal amount hereof and the unpaid interest and fees thereon shall bear interest at a rate per annum equal to the greater of three (3%) percent in excess of the highest applicable interest rate provided for herein or sixteen (16%) percent per annum, but in no event shall the rate either be for or after the occurrence of any event of default or acceleration exceed the highest rate of interest, if any, permitted under applicable New York or Federal Law.

RIGHT OF OFFSET: If any payment is not made when due inclusive of any applicable grace period, or if the entire balance becomes due and payable and is not paid, all or part of the amount due may be offset out of any account or other property which the Borrower has at the Bank or any affiliate of the Bank without prior notice or demand.

LATE CHARGES: The Borrower shall pay to the Bank, prior to maturity, for each payment of principal and interest not paid in full within ten (10) days after its due date, a late fee equal to the greater of five (5%) percent of the amount of such payment or fifty ($50) dollars, but not more than one thousand ($1,000) dollars.

SECURITY:  This Note is secured by:

        (1) a security interest in and assignment and pledge of all monies, deposits, or other sums now or hereafter held by the Bank on deposit, in safekeeping, transit or otherwise, at any time credited by or due from Bank to the Borrower, or in which the Borrower shall have an interest; and

        (2) a third mortgage on property located at 89 Arkay Drive, Hauppauge, New York 11788 and known on the Suffolk County Tax Map as District 0800 Section
181.00 Block 03.00 Lot 002.013 (the "Mortgage"); and

        (3) an Assignment of All Leases and Rents from the premises that is the subject of the Mortgage.

DEFAULT: The Bank may declare the entire unpaid balance of this Note due and payable on the happening of any of the following events ("Events of Default"):

               (a) Failure to pay any amount required by this Note when due and Borrower fails to cure such default within five (5) business days or, if applicable, failure to have sufficient funds in its account for loan payments to be debited on the due date and Borrower fails to cure such default within five
(5) business days;

               (b) Failure to perform or keep or abide by any term, covenant or condition contained in this Note, the Mortgage, or any other document or instrument given to the Bank in connection with this loan (collectively, the "Loan Documents") within any applicable cure period;

               (c) The filing of a bankruptcy proceeding, assignment for the benefit of creditors, issuance of any execution, garnishment, or levy against, or the commencement of any proceeding for relief from indebtedness by or against the Borrower;

               (d) The happening of any event which, in the judgment of the Bank, materially adversely affects the Borrower's ability to repay or the value of any collateral;

               (e) If any material written representation or statement made to the Bank by the Borrower is untrue;

               (f) If any material written representation, covenant or warranty made to the Bank by the Borrower is breached;

               (g) The occurrence of a default under the Mortgage, or any other document or instrument given to the Bank in connection with this loan and Borrower fails to cure such default within any applicable cure period;

               (h) Failure to provide any reasonable financial information on request upon reasonable notice or permit an examination of books and records upon reasonable notice.

        Notwithstanding the foregoing, the balance of this Note shall become immediately due and payable upon the occurrence of any of the events set forth in (c) above.

ATTORNEYS FEES: In the event the Bank retains counsel with respect to enforcement of this Note or any other document or instrument given to the Bank by reason of Borrower's default, the Borrower agrees to pay the Bank's reasonable attorneys fees (whether or not an action is commenced and whether or not in the court of original jurisdiction, appellate court, bankruptcy court, or otherwise).

SUBSEQUENT AGREEMENTS: The Borrower shall be bound by any agreement extending the time or modifying the above terms of payment made by the Bank and any owner(s) of the property covered by the mortgage referred to herein, without notice to the Borrower, and the Borrower shall continue to be liable to pay all amounts due hereunder, but at an interest rate not exceeding the rate set forth herein, according to the terms of any such agreement of extension or modification.

MISCELLANEOUS: Delay or failure of the Bank to exercise any of its rights under this Note shall not be deemed a waiver thereof. No waiver of any condition or requirement shall operate as a waiver of any other or subsequent condition or requirement. The Bank or any other holder of this Note does not have to present it before requiring payment. The Borrower waives trial by jury, offset, and counterclaim with respect to any action arising out of or relating to this Note. This Note may not be modified or terminated orally. This Note shall be governed by the laws of the State of New York without regard to its conflicts of laws rules. The Borrower irrevocably consents to the jurisdiction and venue of the New York State Supreme Court, Suffolk County in any action concerning this Note. This Note is binding upon the Borrower, its heirs, successors and assigns.

               IN WITNESS WHEREOF, the Borrower has signed this Note as of the 12th day of October, 1999.

                                        VICON INDUSTRIES, INC.

                                        By:___________________________
                                           John Badke, Vice President-Finance

STATE OF NEW YORK     )
                      )  SS.:
COUNTY OF SUFFOLK     )

          On the 12th day of October, 1999, before me, the undersigned, personally appeared JOHN BADKE, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person on behalf of which the individual acted, executed the instrument.


                                                              NOTARY